Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value $0.001 per share of China Mobile Games and Entertainment Group Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 12, 2014.

VODone Limited	By:	/s/ Lijun Zhang
	Name:	Lijun Zhang
	Title:	Director

Lijun Zhang	/s/ Lijun Zhang
	Name:	Lijun Zhang

Dragon Joyce Limited	By:	/s/ Lijun Zhang
	Name:	Lijun Zhang
	Title:	Director

OWX Holding Co. Ltd.	By:	/s/ Lijun Zhang
	Name:	Lijun Zhang
	Title:	Director

Action King Limited	By:	/s/ Lijun Zhang
	Name:	Lijun Zhang
	Title:	Director

[Signature Page to Joint Filing Agreement, Schedule 13G]